EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2012 Results and Quarterly Dividend

NEWTOWN, Pa., Oct. 25, 2012 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,473,000 ($0.54 per diluted share) for the third quarter of 2012, a 36% increase over the $1,080,000 ($0.40 per diluted share) reported for the third quarter of 2011. On a sequential linked-quarter basis, net income advanced 18% over the $1,249,000 or $0.46 per share reported for the second quarter of 2012.

Net income for the nine-month period ended September 30, 2012 was $3,877,000 ($1.42 per diluted share) compared with $2,397,000 ($0.89 per diluted share) for the first nine months of 2011. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable November 15, 2012 to shareholders of record on November 8, 2012.

"We produced a good strong quarter with solid improvement in all measures of financial performance," said Kent C. Lufkin, president and chief executive officer. "With the exception of the fourth quarter of 2011, in which we booked some opportunistic securities gains, this was the best quarter since late 2005. Our net interest margin remained quite healthy at 3.96%, up from 3.83% a year earlier. On an encouraging note, non-performing assets declined to 2.59% of total assets at quarter-end, compared to 3.74% a year ago, as we diligently continued to work out troubled loans and move them off the balance sheet. We will continue to work tirelessly to achieve consistent future profitability as we move through this latter stage of a very tough banking cycle."

  Results for the current quarter included:

  Pre-tax income was $1,952,000 during the quarter, compared with $1,394,000 during the third quarter of 2011. The Company's operating performance has improved in nearly every area since the third quarter of 2011: net interest income increased by $249,000 or 4.1%; non-interest income increased by $331,000 or 56.8%; and non-interest expenses decreased by $200,000 or 4.3%. This trend was also evident on a linked-quarter basis compared with the second quarter of 2012: net interest income increased by $203,000 or 3.4%; non-interest income increased by $175,000 or 23.7%; and non-interest expenses decreased by $183,000 or 3.9%.
  Net interest income was $6,254,000 compared with $6,051,000 for the linked second quarter of 2012, and $6,005,000 during the third quarter of 2011. The Company's net interest margin was unchanged at 3.96% compared with second quarter of 2012, and improved by 13 basis points when compared with 3.83% during the third quarter of 2011. Yields on the Company's interest-earning assets fell by 35 basis points during the third quarter of 2012 compared with the year-ago third quarter of 2011. However, the cost of the Company's interest bearing liabilities decreased by 49 basis points compared to the third quarter of 2011, mainly the result of a 43 basis point reduction in the cost of deposits, due in large part to the maturity of time deposits, which had been originated during periods of higher market interest rates, and which were converted into accounts bearing much lower current market interest rates.
  Overall, asset quality continued to show improving trends with total non-performing assets at 2.59% of total assets at September 30, 2012, which is down from 3.56% at year end 2011 and 3.74% at September 30, 2011. Non-performing loans were $10.4 million at quarter-end compared with $12.5 million at December 31, 2011. In addition, foreclosed property showed a substantial reduction during the year due to sales of properties, totaling $7.6 million at September 30, 2012 compared with $11.7 million at December 31, 2011.
  The provision for loan losses was $750,000 and net charge-offs were $141,000 during the third quarter of 2012, compared with a provision for loan losses of $528,000 and net charge-offs of $49,000 during the third quarter of 2011. The Company's allowance for loan losses was $6,772,000 or 65.1% of non-performing loans at quarter end, compared with $9,586,000 or 56.1% of non-performing loans at September 30, 2011.
  Total loans were $541.6 million at September 30, 2012, a $21.7 million or 4.2% increase during the quarter. Mortgage loans originated for sale were $12.7 million compared with $8.8 million during the third quarter of 2011. The corresponding gain on sale of loans was $382,000 during the quarter, compared with $125,000 during the third quarter of 2011.
  At quarter end, total deposits were $533.3 million, compared with $551.3 million at December 31, 2011, and $551.7 million at September 30, 2011. Deposit decreases can be traced to the maturity of a large amount of maturing CDs which had been issued 3 to 4 years ago when market interest rates were substantially higher. These funds either were withdrawn from the Bank, or were transferred into other deposit products. Core checking, savings, and money market accounts increased by $11.0 million during 2012, and were 71.5% of total deposits at September 30, 2012 compared with 67.2% at December 31, 2011, and 66.4% at September 30, 2011.
  Capital ratios continue to be strong, with Tier 1 Leverage and Total Risk-Based ratios of 10.47% and 17.62% at September 30, 2012. Capital levels are well above the regulatory minimums to be considered well-capitalized.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

EARNINGS SUMMARY

Interest income	$ 7,395	$ 7,328	$ 7,263	$ 7,613	$ 7,908	$ 21,986	$ 23,675
Interest expense	1,141	1,277	1,471	1,550	1,903	3,889	5,865
Net interest income	6,254	6,051	5,792	6,063	6,005	18,097	17,810
Loan loss provision	750	500	500	850	528	1,750	2,878
Non-interest income	914	739	1,237	1,395	583	2,890	2,225
Non-interest expense	4,466	4,649	5,056	4,565	4,666	14,171	14,252
Income before taxes	1,952	1,641	1,473	2,043	1,394	5,066	2,905
Income taxes	479	392	318	511	314	1,189	508
Net income	$ 1,473	$ 1,249	$ 1,155	$ 1,532	$ 1,080	$ 3,877	$ 2,397

PER SHARE INFORMATION

Earnings per share, basic	$ 0.54	$ 0.46	$ 0.42	$ 0.57	$ 0.40	$ 1.42	$ 0.89
Earnings per share, diluted	$ 0.54	$ 0.46	$ 0.42	$ 0.57	$ 0.40	$ 1.42	$ 0.89

Weighted average basic shares (000's)	2,729	2,724	2,719	2,711	2,703	2,724	2,701
Weighted average diluted shares (000's)	2,732	2,728	2,722	2,711	2,704	2,727	2,702

Dividends paid	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.15	$ 0.15

FINANCIAL RATIOS

Annualized return on average assets	0.84%	0.74%	0.68%	0.89%	0.62%	1.68%	1.03%
Annualized return on average equity	7.21%	6.31%	5.94%	7.75%	5.63%	14.49%	9.47%
Efficiency ratio (1)	60.24%	62.34%	70.55%	60.06%	63.65%	64.23%	68.49%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.47%	10.45%	10.21%	10.21%	9.87%
Total risk-based capital ratio	17.62%	17.37%	17.41%	18.56%	17.76%
Tier 1 risk-based capital ratio	16.37%	16.13%	16.16%	17.31%	16.51%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
AVERAGE BALANCES

Loans	$ 527,195	$ 501,757	$ 493,396	$ 497,258	$ 502,574	$ 507,521	$ 501,052
Mortgage-backed securities	55,820	61,580	61,971	61,079	66,283	59,776	65,541
Investment securities	64,304	68,181	67,035	67,843	67,662	66,498	67,714
Other interest-earning assets	393	3,074	13,619	6,699	3,237	5,676	4,970
Total earning assets	647,712	634,592	636,021	632,879	639,756	639,471	639,277
Non-earning assets	46,168	48,329	50,557	52,263	53,907	48,345	49,759
Total assets	693,880	682,921	686,578	685,142	693,663	687,816	689,036

Deposits	538,637	550,040	554,523	551,964	555,713	547,700	549,364
FHLB advances and other borrowed money	66,740	46,785	47,387	48,109	54,709	53,685	57,688
Total interest bearing liabilities	605,377	596,825	601,910	600,073	610,422	601,385	607,052
Non-interest bearing liabilities	7,179	6,486	6,523	6,600	7,075	6,732	6,867
Stockholders' equity	81,324	79,610	78,145	78,469	76,166	79,699	75,117
Total liabilities & stockholders'	$ 693,880	$ 682,921	$ 686,578	$ 685,142	$ 693,663	$ 687,816	$ 689,036
equity

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.86%	4.99%	5.05%	5.13%	5.26%	4.96%	5.32%
Mortgage-backed securities	3.23%	3.68%	3.50%	4.22%	4.20%	3.48%	4.22%
Investment securities	4.32%	4.31%	4.27%	4.15%	4.13%	4.33%	4.25%
Other interest-earning assets	0.00%	0.00%	0.06%	0.11%	0.00%	0.05%	0.03%
Total interest-earning assets	4.66%	4.77%	4.71%	4.88%	5.01%	4.72%	5.05%

Average cost of:
Deposits	0.59%	0.68%	0.77%	0.82%	1.02%	0.68%	1.05%
FHLB advances and other borrowed money	2.01%	3.02%	3.44%	3.39%	3.43%	2.72%	3.56%
Total interest-bearing liabilities	0.75%	0.86%	0.98%	1.02%	1.24%	0.86%	1.29%

Interest rate spread	3.91%	3.91%	3.73%	3.86%	3.77%	3.85%	3.76%
Net interest margin	3.96%	3.96%	3.78%	3.91%	3.83%	3.90%	3.83%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,436	$ 6,231	$ 6,197	$ 6,427	$ 6,667	$ 18,864	$ 19,946
Mortgage-backed securities	453	564	539	650	702	1,556	2,068
Investment securities	699	731	712	730	705	2,154	2,155
Other interest-earning assets	--	--	2	2	--	2	1
Total interest-earning assets	$ 7,588	$ 7,526	$ 7,450	$ 7,809	$ 8,074	$ 22,576	$ 24,170

Interest expense on:
Deposits	$ 803	$ 926	$ 1,066	$ 1,139	$ 1,430	$ 2,795	$ 4,328
FHLB advances and other borrowed money	338	351	405	411	473	1,094	1,537
Total interest-bearing liabilities	$ 1,141	$ 1,277	$ 1,471	$ 1,550	$ 1,903	$ 3,889	$ 5,865

Net interest income: tax equivalent basis	$ 6,447	$ 6,249	$ 5,979	$ 6,259	$ 6,171	$ 18,687	$ 18,305
Tax equivalent adjustment on investment securities	193	198	187	196	166	590	495
Net interest income	$ 6,254	$ 6,051	$ 5,792	$ 6,063	$ 6,005	$ 18,097	$ 17,810

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 433	$ 448	$ 458	$ 478	$ 476	$ 1,339	$ 1,359
Impairment adjustment to mortgage servicing rights	(53)	(75)	39	(22)	(178)	(89)	(117)
Bank-owned life insurance	152	152	152	157	160	456	481
Gain on sale of investment securities	--	--	--	550	--	--	210
Gain on sale of loans	382	214	324	232	125	920	292
Gain on disposition of real estate	--	--	264	--	--	264	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,651	$ 2,697	$ 2,874	$ 2,573	$ 2,584	$ 8,222	$ 7,952
Occupancy and equipment	686	672	710	719	699	2,068	2,253
Professional fees	349	174	351	266	263	874	1,065
Marketing and advertising	76	106	85	55	88	267	257
FDIC insurance premiums	146	150	151	149	142	447	526
Loss on foreclosed real estate	--	246	179	285	254	425	254
Operating expenses on foreclosed real estate	78	94	108	23	63	280	243
Other operating	480	510	598	495	573	1,588	1,702

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
DEPOSIT INFORMATION

Non-interest checking	$ 50,421	$ 47,826	$ 49,408	$ 43,910	$ 46,591
Interest checking	70,797	74,925	69,195	65,677	65,614
Money market	153,351	151,375	154,417	155,010	150,142
Savings	106,693	107,924	108,219	105,617	103,871
CDs	152,011	164,990	180,962	181,074	185,460

OTHER INFORMATION

Per Share

Book value	$ 28.89	$ 28.25	$ 27.71	$ 27.33	$ 27.44
Tangible book value	$ 27.37	$ 26.73	$ 26.18	$ 25.81	$ 25.91
Closing market price	$ 23.79	$ 24.66	$ 24.20	$ 22.72	$ 19.25

Balance Sheet

Loans	$ 541,610	$ 519,946	$ 498,357	$ 502,713	$ 515,318
Cash and cash equivalents	3,712	4,367	22,340	14,928	14,475
Mortgage-backed securities	51,463	58,753	63,988	58,970	63,029
Investment securities	63,822	66,012	69,556	65,778	65,514
Total assets	697,056	685,387	693,421	681,929	695,168
Total deposits	533,273	547,040	562,201	551,288	551,678
FHLB advances and other borrowed money	75,156	51,084	46,685	46,908	59,500
Stockholders' equity	81,965	80,102	78,528	77,408	77,499

Asset Quality

Non-performing loans	$ 10,400	$ 12,566	$ 13,889	$ 12,541	$ 17,103
Allowance for loan losses	$ 6,772	$ 6,163	$ 6,981	$ 8,100	$ 9,586
Net charge-offs	$ 141	$ 1,318	$ 1,619	$ 2,337	$ 49
Allowance for loan losses to non-performing loans	65.12%	49.05%	50.26%	64.59%	56.05%
Allowance for loan losses to gross loans	1.25%	1.19%	1.40%	1.61%	1.86%
Non-performing loans to gross loans	1.92%	2.42%	2.79%	2.49%	3.32%
Non-performing loans to total assets	1.49%	1.83%	2.00%	1.84%	2.46%
Foreclosed property	$ 7,619	$ 6,625	$ 10,247	$ 11,730	$ 8,909
Foreclosed property to total assets	1.09%	0.97%	1.48%	1.72%	1.28%
Non-performing assets to total assets	2.59%	2.80%	3.48%	3.56%	3.74%

Statistical

Shares outstanding (000's)	2,837	2,835	2,834	2,832	2,824
Number of branch offices	14	14	14	14	14
Full time equivalent employees	167	171	176	168	172

(1) The efficiency ratio is non-interest expense excluding loss on foreclosed real estate divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, and gain on disposition of real estate.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000